EXHIBIT 99.486

PX to ISO Interface Training Ancillary Services Bids Adjustment Bids Supplemental Energy Bids

Agenda Ancillary Services (AS) Bids Ancillary Services Auction Adjustment Bids AS & Adjustment Bid Interaction Supplemental Energy Bids Real Time Auction

Purpose To ensure an understanding of how to enter each type of bid in the PX Trade Application. To provide an understanding of how the ISO manipulates and uses the bids in its auctions. To identify any known issues with the interpretation of the bids at the ISO.

Ancillary Services (AS) Bids Components of AS Bids: Capacity - for each service type Energy Price Curve - for all service types

AS Bids - Capacity Data Requirements (for Spinning, Non-Spinning & Replacement Reserves): Capacity for each service type $/MWh reservation price for each type Ramp Rate Operating Limits (upper, lower)

AS Bids - Capacity Physical quantities (rather than those at the load center) are specified for AS bids. The Operating Limits and Ramp Rate will be defaulted to the values defined for the resource in the Trade Application register.

AS Bids - Capacity Assumptions: GMM = .90 IPS Quantity = 90 MWh Unit Capacity = 300 MWh The most that can be bid into the AS market is: 200 MWh Capacity - IPS/GMM or 300-100 = 200

AS Bids - Capacity To bid 200 MWh of Spinning Reserve, enter the following into the PX Trade Application: Spin Capacity Bid + IPS/GMM or 200 + 90/.90 = 300 MWh

AS Bids - Capacity

AS Bids - Capacity For Non-Spinning and Replacement Reserves the following data is also required: minutes to synch (for supply resources) curtailable duration (for loads)

AS Bids - Capacity

AS Bids - Capacity ISO edits the AS Bids to ensure: Spinning Reserves: (Spin capacity - IPS/GMM) ? ramp rate * 10 Non-Spinning Reserves: (NS capacity - IPS/GMM ? ramp rate * (10 - minutes to synch) Replacement Reserves: (Repl capacity - IPS/GMM) ? ramp rate * (60 - minutes to synch)

AS Bids - Ramp Rate Issue Ramp rate is used for IPS and for AS services - what do you do if you are already ramping at maximum when your AS services are called in? The ISO edits for ramp rate will not prevent this situation because the ISO treats each hour separately and does not consider ramp rates.

AS Bids - Ramp Rate Issue

AS Bids - Ramp Rate Issue Bidding is financial, not physical, and any deviation from the financial commitment must be bought or sold in the real-time market. However, the ISO does not know why you are ramping - to meet IPS obligation or to provide spinning reserve.

AS Bids - Regulation Capacity Required Data Elements: Range up (above IPS quantity - positive number) Range down (below IPS quantity - negative number) $/MWh reservation price Ramp Rate Operating Limits (upper, lower)

AS Bids - Regulation Capacity Assumptions: GMM = .90 IPS Quantity = 90 MWh Unit Capacity = 300 MWh Suppose you want to bid the following to the ISO: range up = 60 range down = -40

AS Bids - Regulation Capacity You'd enter the following into the PX Trade Application: Range Up: range up + IPS/GMM = 60 + 90/.90 = 160 Range Down: range down + IPS/GMM = -40 + 90/.90 = 60

AS Bids - Regulation Capacity

AS Bids - Regulation Capacity In this example, the ISO would calculate the Regulation Range Paid as: range up - range down or 60 - (-40) = 100 MWh

AS Auction The AS auction is held in the order below: Regulation Spinning Non-Spinning Replacement You can bid the same quantity for each type of service.

AS Auction Suppose you bid the following: Type Bid Quantity Regulation 100 MWh Spinning 100 MWh Non-Spinning 100 MWh Replacement 100 MWh

AS Auction Type Bid Quantity Won Regulation 100 MWh 50 MWh Spinning 50 MWh Non-Spinning 50 MWh Replacement 50 MWh

AS Auction Type Bid Quantity Won Regulation 100 MWh 50 MWh Spinning 50 MWh 30 MWh Non-Spinning 20 MWh Replacement 20 MWh

AS Auction - Issue The ISO uses the Regulation Range Paid (range up - range down) as the bid quantity in the auction. As a result, more is subtracted from the bid quantities of the other service types than should be since the range down can't be used for Spinning, Non-Spinning, or Replacement reserves.

AS Auction - Issue Assume: IPS = 100 (adjusted for GMM) Unit capacity = 160 Range entered in Trade Application is 70 - 130 or Range up = 30 and range down = -30 In this case, the regulation range is: 30 - (-30) = 60.

AS Auction - Issue Suppose your AS bid looks as follows: Type Bid Quantity Regulation 60 MWh Spinning 60 MWh Non-Spinning 60 MWh Replacement 60 MWh

AS Auction - Issue Suppose you win 60 MWh of Regulation: Type Bid Quantity Won Regulation 60 MWh 60 MWh Spinning 0 MWh Non-Spinning 0 MWh Replacement 0 MWh

AS Auction - Issue The capacity of the unit was 160 MWh. You will have to provide 130 MWh based on Regulation commitment. However, there are still 30 MWh remaining for Spinning, Non-Spinning, or Replacement reserves. This 30 MWh will NOT be considered in the remainder of the AS Auction.

AS Bids - Capacity If you do not wish to bid a specific type of service: enter the IPS quantity as the capacity for that service type You can also bid AS for a resource that does not have an IPS - the IPS quantity is zero.

AS Energy Price Curve One curve is provided for all types of services for a single resource. Up to 11 price/quantity pairs are specified. Quantities are physical; not at load center. As price increases, quantities must increase for supply and decrease for demand.

AS Energy Price Curve - Supply

AS Energy Price Curve - Supply

AS Energy Price Curve - Supply

AS Energy Price Curve - Supply When the AS bids are sent to the ISO, it will perform the following: shifts the x-axis to be the IPS/GMM point uses only positive quantities (for spinning, non- spinning and replacement only; for regulation the negative quantities are also used) ignores the last price specified and assumes the last quantity is at the previous price point

AS Energy Price Curve - Supply

AS Energy Price Curve - Load

AS Energy Price Curve - Load When the AS bids are sent to the ISO, it will perform the following: shifts the x-axis to be the IPS/GMM point uses only negative quantities (since loads cannot be increased with AS) ignores the last price specified and assumes the last quantity is at the previous price point

AS Energy Price Curve - Load

Adjustment Bids Not designed to re-open the Day-Ahead market; used to manage congestion. Shows price steps off the MCP where the resource would be willing to supply/buy more/less than the IPS quantity.

Adjustment Bids Submitted at the same time as AS bids and the IPS. Up to 11 price/quantity pairs can be included. Quantities specified are at load center. Curve is a step function; not linear piece-wise. The MCP/IPS point must fall on the bid curve.

Adjustment Bids

Adjustment Bids

Adjustment Bids

Adjustment Bids If you don't submit adjustment bids for your resources, you are indicating that you will supply the IPS quantities at whatever price prevails.

AS & Adjustment Bid Interaction Suppose the following represents the adjustment bids for a resource:

AS & Adjustment Bid Interaction Suppose you also want to bid Spinning reserves: You have 100 MWh available based on IPS BUT ISO could take you to the upper limit to relieve congestion and, then, only 50 MWh are available OR ISO could take you to the lower limit, leaving 150 MWh available to bid

AS & Adjustment Bid Interaction The ISO runs these auctions simultaneously, not sequentially. So: What do you bid so as not to over-commit your resources, but also not to have unused capacity?

AS & Adjustment Bid Interaction Suppose you bid 250 MWh of Spinning reserves in to the PX (100 MWh at the ISO): Your final schedule could be 200 MWh (after congestion management) AND you'd have to provide 100 MWh of Spinning reserve. You've over-committed your resource and will have to pay the price in the real-time market.

Supplemental Energy Bids Used for real-time balancing. Can be submitted up to 40 minutes before the hour. Up to 11 price/quantity pairs can be included. Quantities specified are physical. Curve is a step function; not linear piece-wise. Operating limits and ramp rate must be specified; defaulted to values defined for the resource.

Supplemental Energy Bids

Supplemental Energy Bids

Supplemental Energy Bids

Supplemental Energy Bids When the supplemental energy bids are sent to the ISO, it will perform the following: shifts the x-axis so that it is at the final schedule quantity ignores the last price specified and assumes the last quantity is at the previous price point

Supplemental Energy Bids

Supplemental Energy Bids "Negative" supplemental energy bid quantities represent the fact that you are willing to buy replacement energy at that price. You will get paid for your original commitment and buy the required replacement energy; thereby making a profit.

Real-Time Market Supplemental energy bids and spinning, non-spinning, and replacement reserve AS bids are used in the real-time market. Only supplemental energy bids can provide the ISO with the means to back down generation if the load does not materialize.

Real-Time Market

Real-Time Market These bids all come from separate markets and, therefore, the curve will not likely by continuous. Each participant acts based on the information they know at that time. The ISO "pretends" to clear the market to determine the price.

Real-Time Market